EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement (No. 333-170692) on Form S-8 of Retail Opportunity Investments Corp. of our report dated March 11, 2010, relating to our audits of the consolidated financial statements at December 31, 2009 and for the years ended December 31, 2009 and 2008 included in the 2010 Annual Report on Form 10-K of Retail Opportunity Investments Corp.

/s/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP

New York, New York

June 2, 2011